Exhibit 10.7

FIRST AMENDMENT TO

SERENA SOFTWARE, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS AMENDMENT (this “Amendment”) is made as of                 , 2012 between Serena Software, Inc. (the “Company”) and [                    ] (the “Participant,” and together with the Company, the “Parties”), to the Restricted Stock Unit Agreement dated as of [                    ], between the Company and the Participant (the “RSU Agreement”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the RSU Agreement.

WHEREAS, the Parties entered into the RSU Agreement on [                    ]; and

WHEREAS, pursuant to Section 15(e) of the Plan, the Parties desire to amend the RSU Agreement as set forth below.

NOW THEREFORE, for good and valid consideration, the sufficiency of which is hereby acknowledged, the RSU Agreement is hereby amended as follows:

1.	The first paragraph of Section 5 of the RSU Agreement is hereby deleted in its entirety and replaced with the following:

(a) Subject to Section 8, if a Change in Control or an Initial Public Offering (as defined below) occurs during the Restricted Period, and the price per Share (as determined by the Board in good faith) is valued at greater than $3.00 per Share (a “Liquidity Event”) at the time of the Liquidity Event, a percentage of the Restricted Stock Units that are unvested as of immediately prior to such Liquidity Event will vest immediately prior to the occurrence of such Liquidity Event. The percentage of the Restricted Stock Units that vest shall be determined in accordance with the following schedule, subject to linear interpolation for per Share values which fall between the values set forth below. Shares in respect of any Restricted Stock Units that vest in accordance with this Section 5 shall be issued to the Participant in accordance with Section 15.

Per Share Value	Percentage of the Unvested Portion of the Restricted Stock Units that Vests
$3.00	0%
$3.25	33.3%
$3.50	66.7%
$3.75	100%

(b) Notwithstanding any provision of this RSU Agreement to the contrary, in the event of a Change in Control, any unvested Restricted Stock Units shall become fully vested in the event that the Participant’s Continuous Service is terminated by the Company (or its successor in interest) without Cause, or as a result of the Participant’s resignation for Good Reason, during the twelve-month period following a Change in Control, upon the date of such termination or resignation, as applicable. Shares in respect of any Restricted Stock Units that vest in accordance with this Section 5 shall be issued to the Participant in accordance with Section 15.

2.	The second paragraph of Section 5 shall hereby become the third paragraph of Section 5 (as amended pursuant to this Amendment) and shall be renumbered as “Section 5(c).”

3.	Except as provided herein, all other terms of the RSU Agreement remain in full force and effect.

4.	This Amendment may be executed in two or more counterparts, and by different Parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

SERENA SOFTWARE, INC.

By:
Title:

PARTICIPANT

Name:

Spousal Consent (if applicable):

The undersigned spouse of the Participant has read and hereby approves the terms and conditions of this Amendment. In consideration of the Company granting his or her spouse the Restricted Stock Units, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan, this Amendment, the RSU Agreement and the Management Stockholders Agreement and, if the undersigned resides in a community property state, further agrees that any community property interest shall be similarly bound.

Signature of Spouse

Date:

[Signature Page to Amendment to RSU Agreement]